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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
G&K SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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G&K SERVICES, INC.
5995 Opus Parkway, Suite 500
Minneapolis, Minnesota 55343

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 8, 2001

TO THE STOCKHOLDERS OF G&K SERVICES, INC.:

    Please take notice that the Annual Meeting of Stockholders of G&K Services, Inc. (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, at The Hilton Minneapolis & Towers, 1001 Marquette Avenue South, Minneapolis, Minnesota, 55403, on Thursday, November 8, 2001, at 10:00 a.m. prevailing Minneapolis time, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

  1.
  To approve an amendment to the Company's Articles of Incorporation to increase the Company's authorized shares of Class A Common Stock from 50 million to 400 million shares and the authorized shares of Class B Common Stock from 10 million to 30 million, thereby increasing the total authorized shares of capital stock of the Company from 60 million to 430 million shares;

  2.
  To approve amendments to the Company's Articles of Incorporation and Bylaws to classify the Board of Directors of the Company and modify the removal requirements for directors;

  3.
  To elect nine directors to serve for terms of one to three years;

  4.
  To approve an amendment to the Company's 1996 Director Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 50,000 to 100,000 shares;

  5.
  To ratify the appointment of Arthur Andersen LLP, Certified Public Accountants, as independent auditors of the Company for fiscal 2002; and

  6.
  To transact any other business as may properly come before the meeting or any adjournments thereof.

    Pursuant to due action of the Board of Directors, stockholders of record on September 14, 2001, will be entitled to vote at the meeting or any adjournments thereof.

    A proxy for the meeting is enclosed herewith. You are requested to fill in and sign the proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.

By Order of the Board of Directors
G&K SERVICES, INC.

Jeffrey L. Wright, Secretary
October 4, 2001

PROXY STATEMENT
OF
G&K SERVICES, INC.
5995 Opus Parkway, Suite 500
Minneapolis, Minnesota 55343

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
NOVEMBER 8, 2001

PROXIES AND VOTING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of G&K Services, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held November 8, 2001 (the "Meeting"). The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was October 4, 2001. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the Meeting and at any adjournments thereof. Presence at the Meeting of a shareholder who has signed a proxy does not, alone, revoke that proxy. Only shareholders of record at the close of business on September 14, 2001 (the "Record Date") will be entitled to vote at the Meeting or any adjournments thereof. All shares which are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The Company has outstanding two classes of voting securities, Class A Common Stock, $0.50 par value, and Class B Common Stock, $0.50 par value, of which 19,166,412 shares of Class A Common Stock and 1,474,996 shares of Class B Common Stock were outstanding as of the close of business on the Record Date. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters put to a vote of stockholders.

    The following table sets forth, as of the Record Date, certain information with regard to the beneficial ownership of the Company's Class A and Class B Common Stock and the voting power resulting from the ownership of such stock by (i) all persons known by the Company to be the owner, of record or beneficially, of more than 5% of the outstanding Class A or Class B Common Stock of the Company, (ii) each of the directors and nominees for election to the Board of Directors of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group, inclusive of each Named Executive Officer and without regard to whether such persons are also reporting persons for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended (the

"Exchange Act"). Unless otherwise indicated, the address of each of the following persons is 5995 Opus Parkway, Suite 500, Minneapolis, Minnesota 55343.

	Class A Common Stock(2)		Class B Common Stock
Name of Beneficial Owner(1)	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Percent of Voting Power(3)
Paul Baszucki(4)	8,000(5)	*	—	—	*
Richard Fink(4)	175,281(6)	*	1,315,135	89.2	39.3
Wayne M. Fortun(4)	8,155(5)	*	—	—	*
Donald W. Goldfus(4)	11,750(5)	*	—	—	*
William Hope(4)	65,537(7)	*	—	—	*
Thomas Moberly(4)	66,198(8)	*	—	—	*
Bernard Sweet(4)	23,705(5)	*	—	—	*
Robert Wood	23,482(9)	*	—	—	*
Jeffrey L. Wright	20,901(10)	*	—	—	*
D. R. Verdoorn(4)	3,000(11)	*	—	—	*
Michael G. Allen(12)	1,000	*	—	—	*
M. Lenny Pippin(12)	—	*	—	—	*
All executive officers and directors as a group (12 persons)	407,009(13)	2.1	1,315,135	89.2	40.0
Lord, Abbett & Co.(14) 90 Hudson Street Jersey City, NJ 07302	1,229,378	6.4	—	—	3.6
T. Rowe Price(14) 100 East Pratt Street Baltimore, MD 21202	1,188,250	6.2	—	—	3.5

*
Less than 1%.
(1)
Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of such person or group.

(2)
Does not include shares of Class A Common Stock which may be acquired by holders of Class B Common Stock upon conversion of their shares of Class B Common Stock, at any time, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted.

(3)
Holders of Class B Common Stock are entitled to ten votes for each share on all matters submitted to a vote of stockholders. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

(4)
Each of these persons is currently a director and nominee for election to the Board of Directors of the Company, except for Bernard Sweet who is not standing for re-election. Messrs. Fink and Moberly are also executive officers of the Company.

(5)
Includes 7,000 shares subject to options that are exercisable within the next 60 days.

(6)
Includes 8,016 shares subject to options that are exercisable within the next 60 days; 116,130 shares held by Richard Fink as co-trustee for the benefit of one of his children, 6,656 shares owned by a private foundation with respect to which Mr. Fink has shared voting power and 8,700 shares held by Mr. Fink's spouse.

(7)
Includes 5,860 shares subject to options that are exercisable within the next 60 days.

(8)
Includes 7,973 shares subject to options that are exercisable within the next 60 days, 7,400 shares held as joint tenant with his spouse, 516 shares held as guardian for his minor children and 1,000 shares held by his spouse.

(9)
Includes 5,577 shares subject to options that are exercisable within the next 60 days.

(10)
Includes 8,333 shares subject to options that are exercisable within the next 60 days.

(11)
Includes 1,000 shares subject to options that are exercisable within the next 60 days.

(12)
Messrs. Allen and Pippin are director nominees of the Company.

(13)
Includes 64,759 shares subject to options that are exercisable within the next 60 days.

(14)
Based solely upon the most recently filed Form 13-f.

    The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family or held in trust for any other person, including family members.

    On June 14, 1985, Richard Fink, Chairman of the Board of the Company and certain other persons who are no longer holders of Class B Common Stock entered into a Stockholder Agreement with the Company. This Stockholder Agreement presently covers 1,315,135 shares of Class B Common Stock, representing approximately 89.2% of the outstanding shares of the Class B Common Stock. The Stockholder Agreement provides for restrictions on the transferability of the Class B Common Stock, in addition to certain restrictions contained in the Company's Restated Articles of Incorporation. The shares of Class B Common Stock were acquired pursuant to an exchange offer made by the Company in May 1985. The shares of Class B Common Stock owned by Mr. Fink represent substantial voting control of the Company.

PROPOSAL NUMBER 1:

AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF STOCK

    Under the Company's current Articles of Incorporation, the Company has authority to issue Sixty Million (60,000,000) shares of capital stock, of which Fifty Million (50,000,000) shares may be classified as Class A Common Stock, par value $.50 per share and Ten Million (10,000,000) may be classified as Class B Common Stock, $.50 par value per share. As of the September 14, 2001, the Record Date for the Meeting, there were issued and outstanding 19,166,412 shares of Class A Common Stock and 1,474,996 shares of Class B Common Stock. Proposal 1 recommends to the shareholders an amendment to the Company's Articles of Incorporation that would increase the number of authorized shares of Class A Common Stock and Class B Common Stock to Four Hundred Million (400,000,000) shares and Thirty Million (30,000,000)

shares, respectively, thereby increasing the number of authorized shares of capital stock of the Company from Sixty Million (60,000,000) shares to Four Hundred Thirty Million (430,000,000) shares. The Board of Directors has unanimously approved the amendment contained in Proposal 1.

    The additional Class A Common Stock and Class B Common Stock to be authorized upon adoption of Proposal 1 would have rights identical to the currently outstanding shares of such Classes of stock. The adoption of Proposal 1 and the issuance of Class A and Class B Common Stock authorized thereby would not affect the rights of the holders of currently outstanding Class A or Class B Common Stock of the Company, except for effects incidental to increasing the number of outstanding shares of the Company's capital stock.

    The proposed increase in the authorized shares of Class A and Class B Common Stock will ensure that shares remain available to satisfy the Company's current obligations under its Shareholder Rights Plan (as discussed in greater detail under "Corporate Action Regard Takeover Attempts" on pages 10 through 12 of this Proxy Statement), both currently and in the event of any future stock split. The Shareholder Rights Plan was adopted by the Company's Board of Directors on August 30, 2001. Under the Shareholder Rights Plan, the Company distributed to its shareholders one "Right" for each share of Class A and Class B Common Stock held as of the record date for the distribution. Each Right distributed on shares of Class A Common Stock (a "Class A Right") entitles the registered holder thereof to purchase from the Company one share of the Company's Class A Common Stock at a price of $130.00 per share, and each Right distributed on shares of Class B Common Stock (a "Class B Right") entitles the registered holder thereof to purchase from the Company one share of the Company's Class B Common Stock at a price of $130.00 per share. In certain situations following a shareholder's acquisition of voting securities having 15% or more of the then voting power of the Company, each Class A Right and Class B Right (except with respect to Rights held by the acquiring shareholder) will entitle the holder thereof to receive shares of Class A Common Stock and Class B Common Stock, respectively, valued at $260 for a purchase price of $130.

    The proposed increase will also ensure that a sufficient number of shares will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes. Although the Company currently has no specific plans to use the additional authorized shares of Class A or Class B Common Stock for such purposes, the Board of Directors believes that the availability of the additional shares for such purposes without delay or the necessity for a special shareholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the Company's securities may then be listed) will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of Class A and Class B Common Stock will also enable the Company to act promptly when the Board of Directors determines that the issuance of additional shares of Class A or Class B Common Stock is advisable.

    Upon shareholder approval of Proposal 1, the Board of Directors will have the right to authorize the issuance of additional shares of Class A and Class B Common Stock without further vote of the shareholders of the Company, except as provided under Minnesota corporate law or under the rules of any securities exchange or quotation system on which shares of Class A or Class B Common Stock of the Company are then listed. Current holders of the Company's Class A and Class B Common Stock have no preemptive or similar rights, which means that such holders do not have a prior right to purchase any new issue of common stock of the Company in order to maintain their percentage ownership of the Company.

The issuance of additional shares of common stock would decrease the proportionate equity interest of the Company's current shareholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current shareholders. Notwithstanding the foregoing, the Company currently intends to issue additional shares of Class B Common Stock only in conjunction with and in the same ratio as a stock dividend, split-up or division of shares of Class A Common Stock.

    In addition, the authorized and unissued shares could be used, without the need for any action by the shareholders, in one or more transactions which could make more difficult, discourage or thwart attempts by third parties to gain control of the Company if the Board of Directors did not approve an attempted takeover. For example, shares of Class A or Class B Common Stock could be sold privately to purchasers who might support the Board in a control contest or to dilute the voting or other rights of a person seeking to obtain control. Such actions could not take place, however, without the Board and/or shareholders of the Company complying with the terms of the Company's Restated Articles of Incorporation which have the overall effect of discouraging unnegotiated takeover attempts. The securities laws require that proxy materials pertaining to an increase in the number of authorized shares of stock contain a brief description of provisions in the Articles of Incorporation or Bylaws that would have the effect of delaying, deferring or preventing a change in control of the Company. A description of those provisions is included under "Corporate Action Regarding Takeover Attempts" beginning on page 10 of this Proxy Statement.

RESOLUTION AND VOTE REQUIRED FOR PROPOSAL 1:

    The following resolution will be submitted for approval at the Meeting:

    "RESOLVED, that the Articles of Incorporation of G&K Services, Inc. be amended to increase the amount of authorized Class A Common Stock of the Company from 50,000,000 shares to 400,000,000 shares and increase the amount of authorized Class B Common Stock of the Company from 10,000,000 shares to 30,000,000 shares, thereby increasing the authorized number of shares of authorized capital stock of the Corporation from 60,000,000 shares to 430,000,000 shares."

    The adoption of the amendment to the Articles of Incorporation requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A and Class B Common Stock present and entitled to vote at the Meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF PROPOSAL 1.

PROPOSAL NUMBER 2:

AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION
AND BYLAWS TO CLASSIFY THE BOARD OF DIRECTORS AND
MODIFY THE REMOVAL REQUIREMENTS FOR DIRECTORS

    The Company's current Articles of Incorporation do not contain provisions relating to the election, term or removal of directors. Proposal 2 recommends to the shareholders that the Company's current Articles of Incorporation and Bylaws be restated in their entireties following amendments to the Articles of Incorporation (as set forth in Appendix A) and Bylaws (as set forth in Appendix B) that would (i) increase the maximum number of directors serving on the Board of Directors from nine to twelve, (ii) authorize the Board of Directors to determine the number of directors, with a minimum of three and a maximum of twelve, to serve on the Board of Directors from time to time, (iii) divide the Board of

Directors into classes to allow for staggered terms of office, with one class of directors elected each year and each director so elected serving for a term of three years, (iv) require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote to (1) remove a director, with or without cause, or (2) amend, modify or repeal the provisions of the Articles of Incorporation and Bylaws fixing the number of directors or their classifications, qualifications or terms of office, or containing procedures for removing directors or filling vacancies in the Board of Directors, and (v) make non-substantive changes to the Articles of Incorporation and Bylaws to conform the number, ordering and content of the sections of the Articles of Incorporation and Bylaws to the changes described above. The Board of Directors has unanimously approved the amendments contained in Proposal 2. The summary of Proposal 2 contained in this Proxy Statement is qualified by the full text of the proposed Amended and Restated Articles of Incorporation attached as Appendix A and the proposed Amended and Restated Bylaws attached as Appendix B.

    The Board of Directors believes that Proposal 2 will provide the Board of Directors a greater opportunity to protect shareholder interests and to assure continuity in the affairs and business strategies of the Company. Proposal 2 may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult. The Board of Directors believes that Proposal 2 will supplement and strengthen the Company's existing anti-takeover measures, including the "business combination" and "control share acquisition" provisions of the Minnesota Business Corporation Act, which are described under "Corporate Action Regarding Takeover Attempts" beginning on page 10 of this Proxy Statement. The Board of Directors believes that, in certain situations, a third party could acquire a block of the Company's stock and try to gain control of the Company or attempt to realize a return on its investment without purchasing the remainder of the Company's stock through a tender offer or other means of acquisition. Such a purchaser might attempt to force the Company to accept a merger or restructuring or accept another proposal by launching a proxy contest to unseat the Company's Board of Directors. Following a substantial accumulation of stock of the Company, a hostile purchaser could seek representation on the Company's Board of Directors to increase the likelihood that its proposal would be implemented by the Company. The Board of Directors believes that the threat of removal from the Board in such a situation could curtail the Board's ability to negotiate effectively with a potential purchaser and its efforts to have the time and information necessary to evaluate the merits of such proposal and attempt to maximize the price obtained in any transaction based on such proposal. The Board of Directors believes that, if the amendments contained in Proposal 2 are adopted by the shareholders, a potential hostile purchaser will be forced to negotiate directly with the Board of Directors, and that the Board of Directors will be in a better position to negotiate effectively on behalf of all shareholders in order to realize fair and equitable shareholder value. Proposal 2, if adopted by the shareholders, will apply to every election of directors and not only an election of directors occurring after a change in control of the Company.

    The amendments contained in Proposal 2 are not being recommended in response to any specific effort to which the Company is aware to accumulate the Company's stock or to obtain control of the Company or its Board of Directors by means of a solicitation in opposition to management. The Board of Directors has considered the potential adverse effects of the proposed amendments and has concluded that such adverse effects are outweighed by the benefits Proposal 2 would afford the Company and its shareholders. Nonetheless, because the amendments may significantly affect the ability of shareholders of the Company to effect rapid changes in the composition of the Board of Directors, we urge all shareholders to read carefully the following description of the amendments and their purposes and effects, as well as the text of the proposed amendments to the Articles of Incorporation and Bylaws set forth in Appendix A and Appendix B, respectively.

DESCRIPTION AND INTENDED EFFECT OF PROPOSAL 2:

    Classification of Board of Directors.  The Minnesota Business Corporation Act provides that the Articles of Incorporation and/or Bylaws of a corporation may permit the directors to be divided into classes. Neither the Company's current Articles of Incorporation nor its current Bylaws contain any provisions relating to the classification of directors. Rather, the Company's current Articles of Incorporation provide that all directors shall continue to hold office until the next annual shareholders' meeting and until their successors are elected and qualified. The amendment contained in Proposal 2 relating to the classification of directors provides for the creation of three classes of directors with such classes to be as nearly equal in number as reasonably possible. Upon their initial election, the Class I directors will hold office for a term expiring at the 2002 Annual Meeting of shareholders, the Class II directors will hold office for a term expiring at the 2003 Annual Meeting of shareholders, and the Class III directors will hold office for term expiring at the 2004 Annual Meeting of shareholders. Commencing with the 2002 Annual Meeting of shareholders, the shareholders will elect only one class of directors each year, with each director so elected to hold office for a term expiring at the third annual meeting of shareholders following their election. The same procedure would be repeated each year, with the result that only approximately one-third of the whole Board of Directors would be elected each year.

    The purpose of this amendment is to encourage potential acquirers of the Company to deal directly with the Board of Directors by making it difficult to replace the entire Board of Directors at any one annual meeting. By staggering the terms of directors, this amendment prevents any outside group or individual from gaining control of the Board of Directors at any one election of directors unless such group or individual obtains the approval of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote on a change in the composition of the Board of Directors through an amendment to the Articles of Incorporation and Bylaws. If such vote is not obtained, it would take such group or individual at least two elections of directors to gain control of the Board of Directors. The effect of this two-year period is to discourage any outside group or individual from attempting to gain control of the Board of Directors and thereby undermining the ability of the Board to negotiate effectively with such a group or individual. Although the purpose of the amendment is to encourage potential acquirers of the Company to deal directly with the Board of Directors, the institution of a classified Board of Directors will also make it more difficult for shareholders to change a majority of the directors even when the only reason for the change may be the performance of the present directors.

    Increase or Decrease in the Number of Directors.  The MBCA provides that the number of directors of a corporation shall be fixed by or in the manner provided in the corporation's articles of incorporation or bylaws. The Company's current Articles of Incorporation provide that the number of directors of the Company shall be no less than three (3) nor greater than nine (9) persons. The Company's current Bylaws provide that the number of directors shall be determined at each annual meeting of the Company's shareholders. The Company's current Articles of Incorporation and Bylaws do not authorize the directors to increase or decrease the size of the Board of Directors.

    Although the amendments contained in Proposal 2 do not modify the minimum number of three (3) directors, they do increase the maximum number of directors from nine (9) to twelve (12) directors and give the Board of Directors the authority to determine, from time to time, the number of directors within that range serving on the Board of Directors (no decrease in the number of directors, however, could result in the removal of a director unless the removal were authorized in the manner described below). In addition, Proposal 2 permits the shareholders to increase the number of directors only by an amendment to the Articles of Incorporation and Bylaws approved by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote. The purpose of this amendment is to provide flexibility to the directors in determining the optimal size of the Board of Directors, and to inhibit a third party from increasing the number of directors with a simple majority vote of the shares entitled to vote and filling the newly created vacancies in an attempt to gain control of the Board of Directors.

    Removal of Directors; Filling Vacancies on the Board of Directors.  The Minnesota Business Corporation Act controls the procedures for the removal of directors and the filling of vacancies on the Board of Directors caused by such removal or by any other reason, unless those procedures are modified by the corporation's articles of incorporation or bylaws. Neither the Company's current Articles of Incorporation nor the Company's current Bylaws contain provisions relating to the removal of directors. The procedures established by the Minnesota Business Corporation Act permit the shareholders to remove a director at any time, with or without cause, by the affirmative vote of the holders of a majority of shares entitled to vote at an election of directors. The MBCA also allows the Board of Directors to remove a director, with or without cause, but only if such director was appointed by the Board of Directors and the shareholders have not elected directors in the time period between the appointment and the removal. The MBCA provides that any vacancy occurring on the Board of Directors, whether as a result of death, resignation, removal or any other reason, shall be filled by the affirmative vote of a majority of directors then remaining in office, even though less than a quorum. Although the MBCA provides that a director elected to fill a vacancy shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified, the Company's current Bylaws provide that such a director shall hold office for the remainder of the unexpired term in respect of which such vacancy occurred. Because directors elected to fill a vacancy will be identified as being of the same class as the directors they succeed, such directors will be elected to hold office for a term which shall coincide with the remaining term of that class (regardless of whether that remaining term is more than one year in duration), or until theirs successors are elected and qualified.

    The amendment contained in Proposal 2 relating to the removal of directors modifies the above procedures by allowing the shareholders to remove a director at any time, with or without cause, but only if such removal is approved by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote on such removal. In addition, the amendment contained in Proposal 2 leaves intact the Board of Director's authority to fill a vacancy occurring on the Board of Directors for the remainder of the unexpired term in respect of which such vacancy occurred. The purpose of this amendment is to inhibit a third party from removing incumbent directors with a simple majority vote of the shares entitled to vote and filling the newly created vacancies in an attempt to gain control of the Board of Directors.

    The provisions of the proposed amendments relating to the removal of directors are designed to protect the classified Board structure in the event a third party gains control of a majority of the voting power of the Company's outstanding capital stock. The requirement of an 80% shareholder vote to remove directors, together with the provision in the Company's Articles of Amendment and Bylaws that vacancies on the Board of Directors may be filled by the directors, are intended to preclude such third party from removing incumbent directors and simultaneously gaining control of the Board of Directors by filling the vacancies created by removal. Moreover, the currently existing provision that newly created directorships are to be filled by the directors then in office, along with the proposed amendment to the Company's Articles of Incorporation requiring an 80% shareholder vote to increase the size of the Board of Directors, would prevent those seeking majority representation on the Board of Directors from obtaining such representation simply by enlarging the Board and filling the new directorships created thereby with their own nominees.

    Increase in the Shareholder Vote Required for an Amendment, Modification or Repeal of Amendments Concerning the Classification, Term or Removal of Directors.  The MBCA provides that a corporation's articles of incorporation may be amended, modified, or repealed by the affirmative vote of a majority of shareholders entitled to vote on such amendment, modification or repeal unless the corporation's articles of incorporation require a larger vote. The Company's current Articles of Incorporation require the affirmative vote of the holders of 80% of Company's outstanding shares to amendment, change or repeal the provisions of Article X thereof, which Article imposes a supermajority shareholder vote requirement in order to adopt a plan of dissolution or to approve certain transactions between the Company and holders of 5% or more of the outstanding shares of the Company's stock. However, the Company's current Articles of Incorporation do not otherwise contain provisions relating to the amendment, modification, or repeal of the Articles of Incorporation. The amendment contained in Proposal 2 provides that the provisions of the Articles of Incorporation or Bylaws fixing the number of directors or their classifications, qualifications or terms of office, or containing procedures for removing directors or filling vacancies in the Board of Directors classification, term or removal of directors cannot be amended, modified, or repealed without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote on such amendment, modification, or repeal. The purpose of this amendment is to inhibit a third party from eliminating the classified Board or removing incumbent directors by an amendment to the Articles of Incorporation obtained with a simple majority vote of the shares entitled to vote and filling the newly created vacancies in an attempt to gain control of the Board of Directors.

RESOLUTIONS AND VOTE REQUIRED FOR PROPOSAL 2:

    The following resolutions will be submitted for approval at the meeting:

  "RESOLVED, that the Articles of Incorporation of G&K Services, Inc. be amended and restated, as set forth on Appendix A attached to the Proxy Statement, to increase the maximum number of directors serving on the Board of Directors from nine to twelve, and to provide for, among other things, the classification and removal of directors.

  RESOLVED, that the Bylaws of G&K Services, Inc. be amended and restated, as set forth on Appendix B attached to the Proxy Statement, to increase the maximum number of directors serving on the Board of Directors from nine to twelve and to provide for, among other things, the classification and removal of directors."

    The adoption of the Amended and Restated Articles of Incorporation and Bylaws, as set forth in Proposal 2, requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A and Class B Common Stock present and entitled to vote at the Meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2 TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION AND BYLAWS TO, AMONG OTHER THINGS, CLASSIFY THE BOARD OF DIRECTORS AND MODIFY THE REMOVAL REQUIREMENTS FOR DIRECTORS.

CORPORATE ACTION REGARDING TAKEOVER ATTEMPTS

    As described above, Proposal 1, relating to an increase in the amount of the Company's authorized capital stock, and Proposal 2, pertaining to the classification and removal of directors, would, if approved by the shareholders at the Meeting, have the effect of deterring or delaying a change in control of the Company and making it more difficult for persons who have acquired a substantial stock interest in the Company to effectively exercise control.

    Tender offer or other non-open market acquisitions of stock are usually made at prices above the prevailing market of a company's stock. Both the proposed increase in authorized shares and the proposed charter amendments may discourage such purchases and may thereby deprive shareholders of an opportunity to sell their stock in the Company at a temporarily higher price. In any event, the proposed amendment to increase authorized common stock is not the result of any specific effort to obtain control of the Company by a tender offer, proxy contest, business combination, or otherwise. While the Company intends to reserve a portion of the proposed increased shares of authorized Class A and Class B Common Stock for use under its Shareholder Rights Plan (which is discussed below), the Company has no other present intention to use such shares for anti-takeover purposes. In addition, the Company has no plans or proposals to enter into any other arrangements that may have material anti-takeover consequences.

    The following describes the Company's Shareholder Rights Plan, adopted by the Company's Board of Directors in August 2001, and the "business combination" and "control share acquisition" provisions of the Minnesota Business Corporation Act, which also would have the effect of deterring or delaying a change in control of the Company.

Shareholder Rights Plan

    The Company has a Shareholder Rights Plan intended to deter coercive or unfair takeover tactics and to prevent a potential acquirer from gaining control of the Company without offering a fair price to all of the Company's shareholders. The Shareholder Rights Plan provides a strong incentive for anyone interested in acquiring the Company to negotiate directly with the Board of Directors. Under the Rights Plan, adopted in August 2001, one right ("Right") has attached to each share of outstanding Class A and Class B Common Stock. Each Right attached to shares of Class A Common Stock (a "Class A Right") entitles the registered holder thereof to purchase from the Company one share of the Company's Class A Common Stock at a price of $130.00 per share, subject to adjustment. Similarly, each Right attached to shares of Class B Common Stock (a "Class B Right") entitles the registered holder thereof to purchase from the Company one share of the Company's Class B Common Stock at a price of $130.00 per share, subject to adjustment.

    The Rights will separate from the shares of Class A and Class B Common Stock to which they are attached, and a Distribution Date (as defined below) for the Rights will occur upon the earlier of (i) the date of public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" (i.e., has become, subject to certain exceptions, the beneficial owner of voting securities having 15% or more of the then voting power of the Company without the prior approval of a majority of the Board of Directors; the date of such public announcement is hereinafter referred to as the "Stock Acquisition Date") and (ii) the tenth business day following the commencement or public announcement of a tender offer or exchange offer, the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, an Acquiring Person (or such later date as may be determined by the Board of Directors of the Company prior to a person or group of affiliated or associated persons becoming an Acquiring Person) (the earlier of such dates being called the "Distribution Date"). Until the Distribution Date, any new certificates representing shares of the Company's Class A and Class B Common Stock issued after September 21, 2001 upon transfer or new issuance of the such common shares will contain a notation incorporating by reference the Rights Plan. The Rights are not exercisable until the Distribution Date.

    In the event that any person becomes an Acquiring Person, each Class A Right (except with respect to Rights held by the acquiring shareholder) will entitle the holder thereof (subject to possible suspensions provided for in the Shareholder Rights Plan) to receive that number of shares of Class A Common Stock having a market value of two times the exercise price of the Class A Right. Likewise, each Class B Right (except with respect to Rights held by the acquiring shareholder) will entitle the holder thereof to receive that number of shares of Class B Common Stock having a market value of two times the exercise price of the Class B Right (in such event, the right to acquire such amount of Class A and Class B Common Stock is referred to as a "Flip-In Right"). A majority of the Board of Directors (as determined in its discretion by the vote of a majority of the Directors then in office) may elect to distribute cash, other securities or other property in lieu of shares of Class A and Class B Common Stock to the Right holders upon the exercise of their Rights following any such event.

    In the event that, at any time following a Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction where the Company is not the surviving corporation or in the event that 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right will thereafter have the right (in lieu of the Flip-In Right) to receive, upon the exercise thereof at the then current purchase price of the Right, common stock of the acquiring entity which has a value equal to twice the purchase price of the Right (such right being called a "Flip-Over Right"). Upon the occurrence of any of the events giving rise to the exercisability of the Flip-In Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquiring Person became such shall become null and void.

    For example, at a purchase price of $130 per Right, and assuming a current market price of $30 per share, if (i) any person becomes an Acquiring Person or (ii) the Company is the surviving corporation in a merger with an Acquiring Person in which the Class A and Class B Common Stock is not converted or exchanged, each Right other than a Right owned by the Acquiring Person would entitle its holder to purchase $260 worth of Class A Common Stock or Class B Common Stock, as applicable, for $130. If, following the Distribution Date, there occurs (i) a business combination with another entity in which the Company's Class A and Class B Common Stock is converted or exchanged, or (ii) a sale of 50% or more of the Company's assets or earning power, each Right would entitle its holder to purchase $260 worth of the acquiring entity's stock for $130.

    At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person, or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Additionally, the Board of Directors may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that (a) the redemption is incidental to a merger or other business combination transaction or series of transactions involving the

Company but not involving an Acquiring Person, or (b) an Acquiring Person has reduced his beneficial ownership to less than 5% of the then voting power of the Company and there exists no other Acquiring Person at the time of the redemption. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    Additionally, the Board of Directors may also, at any time from and after the time that a person has become an Acquiring Person, exchange one share of Class A Common Stock or Class B Common Stock, as applicable, for each Right held by a shareholder other than the Acquiring Person during such time as the Acquiring Person holds between 15% and 50% of the voting power of the Company.

    Until a Right is exercised, it will not entitle the holder to any rights as a stockholder of the Company (other than those as an existing stockholder), including, without limitation, the right to vote or to receive dividends.

    The terms of the Rights may be amended by the Board of Directors of the Company in any manner prior to a person becoming an Acquiring Person, and may thereafter amend the terms of the Rights to cure any ambiguity, to correct or supplement any provision of the Shareholder Rights Plan which may be defective or inconsistent with any other provisions, or in any manner not adversely affecting the interests of the holders of the Rights.

    The Rights will expire on September 16, 2011, unless extended or earlier redeemed or exchanged by the Company pursuant to the Shareholder Rights Plan.

Business Combinations and Control Share Acquisitions under the Minnesota Business Corporation Act

    As a public corporation, the Company is also governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporations Act. These anti-takeover provisions may eventually operate to deny shareholders the receipt of a premium on their Common Stock and may also have a depressive effect on the market price of the Company's Common Stock. Section 302A.671 basically provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved by the shareholders in a prescribed manner. A "control share acquisition" is generally defined as an acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. Section 302A.673 prohibits a public corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions. An "interested shareholder" is a person who is the beneficial owner of 10% or more of the corporation's voting stock. Reference is made to the detailed terms of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act.

PROPOSAL NUMBER 3:

ELECTION OF DIRECTORS

    The Board of Directors of the Company presently consists of eight persons, including Bernard Sweet, who has decided not to pursue re-election. Subject to the adoption by the shareholders of the amendments to the Company's Articles of Incorporation and Bylaws contained in Proposal 2, the Board of Directors has set the number of directors at nine and has nominated nine persons for election to the Board with three directors to be Class I directors, three directors to be Class II directors, and three directors to be Class III directors. Except for Messrs. Michael G. Allen and M. Lenny Pippin, each of the nominees is currently a director of the Company whose current term expires at the Meeting. If elected, each nominee has consented to serve as a director for the terms set forth below, and the Company knows of no reason why any of the listed nominees would be unavailable to serve.

    At the Meeting and assuming the shareholders approve the amendments contained in Proposal 2, the Class I nominees will be elected to hold office until the 2002 Annual Meeting or until successors are elected and have qualified, the Class II nominees will be elected to hold office until the 2003 Annual Meeting or until successors are elected and have qualified, and the Class III nominees will be elected to hold office until the 2004 Annual Meeting or until successors are elected and have qualified. Beginning with the 2002 Annual Meeting and continuing at each annual meeting thereafter, the directors standing for election in that year shall be elected for three year terms. In the event that amendments contained in Proposal 2 are not adopted by the shareholders, all of the nominees shall be elected to hold office until the 2002 Annual Meeting or until successors are elected and qualified.

    All shares represented by proxies will be voted "FOR" the election of the foregoing nominees (to the Class indicated below) unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

    The affirmative vote of the holders of the greater of (a) a majority of the voting power of the outstanding shares of Class A and Class B Common Stock present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the Meeting, is required for election to the Board of each of the nine (9) nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the Meeting, and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on the election of directors, shall not be considered present and entitled to vote on the election of directors.

NOMINEES FOR DIRECTOR

CLASS I DIRECTORS (One Year Initial Term)	CLASS II DIRECTORS (Two Year Initial Term)	CLASS III DIRECTORS (Three Year Initial Term)
Michael G. Allen Richard Fink M. Lenny Pippin	Paul Baszucki William Hope D.R. Verdoorn	Wayne M. Fortun Donald W. Goldfus Thomas Moberly

    Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date hereof.

Name and Age of Director/Nominee	Principal Occupation, Business Experience Past Five Years and Directorships in Public Companies	Director Since
Director Nominees:
Michael G. Allen (63)	Founder Chairman of The Michael Allen Company. Mr. Allen formerly served as Vice President of Corporate Strategy of General Electric from 1974 to 1979.	N/A
Paul Baszucki (61)	Chairman of the Board of Directors of Norstan, Inc. since May 1997. Mr. Baszucki also served as Chief Executive Officer of that Company from 1986 until May 1997 and from December 1999 to October 2000. Mr. Baszucki is also a director and a member of the Compensation Committee of WSI Industries, Inc.	1994
Richard Fink (71)	Chairman of the Board of the Company. Mr. Fink was also Chief Executive Officer of the Company until January 1997.	1968
Wayne M. Fortun (52)	President, Chief Executive Officer, Chief Operating Officer and a director of Hutchinson Technology Inc. Mr. Fortun is also a director of C.H. Robinson Company.	1994
Donald W. Goldfus (67)	Retired since June 1999. Formerly the Chairman of the Board of Directors of Apogee Enterprises, Inc. Mr. Goldfus continues as a director of Apogee Enterprises, Inc. and also served as Chief Executive Officer of that company from 1986 until January 1998.	1989
William Hope (68)	Formerly the Chief Executive Officer of the Company from January 1997 until January 1999. From 1993 to 1997, Mr. Hope served as President and Chief Operating Officer of the Company. Mr. Hope served as a director of Minntech Corporation and the Chairman of the Board of that company from June 2000 until September 2001. Mr. Hope formerly served that company's Interim Chief Executive Officer from June 2000 to November 2000.	1983
Thomas Moberly (53)	Chief Executive Officer since January 1999. President since September 1997. Chief Operating Officer of the Company from September 1997 to January 1999. From February 1993 to September 1997, Mr. Moberly served as Executive Vice President of the Company. Prior thereto, Mr. Moberly was a Regional Manager of the Company.	1998

M. Lenny Pippen (54)
	President and Chief Executive Officer of Schwan's Sales Enterprises, Inc. since November 1999. Mr. Pippin serves as a director of Lykes Brothers and formerly served as that company's President and Chief Executive Officer.	N/A
D. R. Verdoorn (62)	Chief Executive Officer of C.H. Robinson Worldwide, Inc. and its predecessor since 1977, and also served as President of such corporation from 1977 until 1999. Mr. Verdoorn has served on the Board of Directors of such corporation since 1975, and has served as Chairman since 1977. Mr. Verdoorn has served on the Boards of Directors for United Fresh Fruit and Vegetable Association and the Produce Marketing Association.	2000
Director Not Seeking Re-election:
Bernard Sweet (77)	Retired since 1985, formerly President and Chief Executive Officer of Republic Airlines, Inc.	1975

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Name	Age	Title	Since
Richard M. Fink	71	Chairman and Director	1968
Thomas Moberly	53	Chief Executive Officer, President and Director	1993
Robert G. Wood	53	Executive Vice President	2000
Jeffrey L. Wright	39	Chief Financial Officer, Treasurer and Secretary	1999
Paul Baszucki	61	Director	1994
Wayne M. Fortun	52	Director	1994
Donald W. Goldfus	67	Director	1989
William Hope	68	Director	1983
Bernard Sweet	77	Director	1975
D.R. Verdoorn	62	Director	2000
Michael G. Allen	63	Director Nominee	N/A
M. Lenny Pippin	54	Director Nominee	N/A

Richard M. Fink—See "Nominees for Directors" above.

Thomas Moberly—See "Nominees for Directors" above.

Robert G. Wood has served as Executive Vice President since May 2000. He served as President of the Company's Canadian operations since 1998 and Regional Vice President since 1997. Mr. Wood joined the Company in 1995 as a General Manager. Prior to joining the Company, he was Vice President of Marketing and Director of Sales with Livingston International, Inc., where he spent 23 years in a variety of operating, sales, service and marketing positions.

Jeffrey L. Wright has served as the Company's Chief Financial Officer, Treasurer and Secretary since February 1999. Mr. Wright was Controller for BMC Industries, Inc. from 1996 until 1998 and served as Treasurer of that company from 1998 until the time he joined the Company. From 1993 to 1996 Mr. Wright was Treasurer for Employee Benefit Plans, Inc.

Paul Baszucki—See "Nominees for Directors" above.

Wayne M. Fortun—See "Nominees for Directors" above.

Donald W. Goldfus—See "Nominees for Directors" above.

William Hope—See "Nominees for Directors" above.

Bernard Sweet—See "Nominees for Directors" above.

D.R. Verdoorn—See "Nominees for Directors" above.

Michael G. Allen—See "Nominees for Directors" above.

M. Lenny Pippin—See "Nominees for Directors" above.

EXECUTIVE COMPENSATION

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the three other most highly compensated executive officers of the Company who have served as executive officers during the fiscal year ended June 30, 2001 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation—Awards
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)	All Other Compensation ($)(4)
Richard Fink Chairman of the Board	2001 2000 1999	376,173 367,538 354,000	0 0 0	37,209 66,369 55,915	— — —	6,456 16,579 3,850	27,858 30,101 30,615
Thomas Moberly President and Chief Executive Officer	2001 2000 1999	430,685 395,000 311,154	0 0 0	13,699 21,653 14,654	— — —	7,242 16,891 2,880	22,903 23,164 18,396
Jeffrey L. Wright(5) Chief Financial Officer, Treasurer & Secretary	2001 2000 1999	205,788 176,539 61,539	0 0 25,000	7,530 4,898 2,227	221,027 79,412 68,692	2,639 11,540 7,500	10,510 5,316 46
Robert Wood(6) Executive Vice President	2001 2000	253,558 149,004	12,364 0	14,296 14,948	221,027 147,236	4,211 14,060	904 766

(1)
Includes cash compensation deferred at the election of the executive officer under the terms of the Company's 401(k) Savings Incentive Plan and the Executive Deferred Compensation Plan.

(2)
Includes compensation relating to reimbursement for the payment of taxes resulting from the vesting of restricted stock awards, personal use of company car and country club dues.

(3)
Amounts shown in this column reflect the dollar value (net of any consideration paid by the named executive officer) of awards of restricted stock as of the date such awards were granted, calculated by multiplying (i) the difference between (A) the closing market price of unrestricted Class A Common Stock of the registrant on the Nasdaq National Market on the date of grant, and (B) the consideration paid by the Named Executive Officer, by (ii) the number of shares awarded. As of June 30, 2001, the Named Executive Officers held the following as a result of grants under the 1989 Stock Option and Compensation Plan and/or the 1998 Stock Option and Compensation Plan: Mr. Fink held 15,309 restricted shares at a market value (net of any consideration paid by Mr. Fink) of $404,158; Mr. Moberly held 16,387 restricted shares at a market value (net of any consideration paid by Mr. Moberly) of $432,618; Mr. Wright held 11,768 restricted shares at a market value (net of any consideration paid by Mr. Wright) of $310,675; and Mr. Wood held 17,004 restricted shares at a market value (net of any consideration paid by Mr. Wood) of $448,906. Restricted stock awards vest in seven equal annual installments beginning on the first anniversary of the date of grant. Regular dividends are paid on the restricted shares. The Company has agreed to make certain payments to the recipients of restricted stock to cover the taxes payable by such persons upon the vesting of such shares. See footnote 2 above.

(4)
Represents matching contributions by the Company under the Company's 401(k) Savings Incentive Plan and the Executive Deferred Compensation Plan and payment by the Company of term life insurance premiums.

(5)
Mr. Wright was designated an executive officer of the Company effective February 8, 1999.

(6)
Mr. Wood was designated an executive officer of the Company effective May 11, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth the number of individual grants of stock options made during fiscal year 2001 to the Named Executive Officers:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in Fiscal Year(%)
	Number of Shares Underlying Options Granted (#)
Name			Exercise or Base Price ($/Share)(1)	Expiration Date
					5% ($)(3)	10% ($)(3)
Richard M. Fink	6,456(2)	2.0	28.50	09/01/10	115,714	293,242
Thomas Moberly	7,242(2)	2.3	28.50	09/01/10	129,802	328,944
Jeffrey L. Wright	2,639(2)	0.8	28.50	09/01/10	47,300	119,868
Robert Wood	4,211(2)	1.3	28.50	09/01/10	75,476	191,271

(1)
Amount represents the fair market value of the Company's Common Stock on the date of grant.

(2)
Options were issued on September 1, 2000, and vest on September 1, 2003.

(3)
The hypothetical potential appreciation shown in these columns for the named executive is required by rules of the SEC. These amounts do not represent either the historical or anticipated future performance of the Company's common stock price appreciation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information as to the exercise of options and number and value of unexercised options at fiscal year-end for each of the Named Executive Officers who owned options during fiscal 2001:

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at 6/30/01 (#) Exercisable/Unexercisable	Value of Unexercised in-the-Money Options at 6/30/01 ($) Exercisable/Unexercisable
Richard M. Fink(1)	-0-	N/A	4,167/22,898	7,917/15,833
Thomas Moberly(2)	-0-	N/A	5,094/24,079	7,917/15,833
Jeffrey L. Wright(3)	-0-	N/A	8,333/13,346	6,333/12,667
Robert Wood(4)	-0-	N/A	4,167/15,514	7,917/15,833

(1)
Options held as of June 30, 2001 include (i) options granted on September 1, 1998 at an exercise price of $46.00 per share; (ii) options granted on September 1, 1999 at an exercise price of $41.56 per share; (iii) options granted on May 25, 2000 at an exercise price of $25.00 per share; and (iv) options granted on September 1, 2000 at an exercise price of $28.50 per share. The closing sale price of the Class A Common Stock on June 29, 2001 was $26.90.

(2)
Options held as of June 30, 2001 include (i) options granted on January 2, 1998 at an exercise price of $41.88 per share; (ii) options granted on September 1, 1998 at an exercise price of $46.00 per share. The closing sale price of the Class A Common Stock on June 29, 2001 was $26.90; (iii) options granted on September 1, 1999 at an exercise price of $41.56 per share; (iv) options granted on September 1,

  1999 at an exercise price of $41.56 per share; and (v) options granted on September 1, 2000 at an exercise price of $28.50 per share. The closing sale price of the Class A Common Stock on June 29, 2001 was $26.90.

(3)
Options held as of June 30, 2001 include (i) options granted on February 8, 1999 at an exercise price of $53.34 per share; (ii) options granted on September 1, 1999 at an exercise price of $41.56 per share; (iii) options granted on May 25, 2000 at an exercise price of $25.00 per share; and options granted on September 1, 2000 at an exercise price of $28.50 per share. The closing sale price of the Class A Common Stock on June 29, 2001 was $26.90.

(4)
Options held as of June 30, 2001 include (i) options granted on September 1, 1998 at an exercise price of $46.00 per share; (ii) options granted on September 1, 1999 at an exercise price of $41.56 per share; (iii) options granted on May 25, 2000 at an exercise price of $25.00 per share; and (iv) options granted on September 1, 2000 at an exercise price of $28.50 per share. The closing sale price of the Class A Common Stock on June 29, 2001 was $26.90.

PENSION PLAN TABLE

	Years of Service
Remuneration	15	20	25	30	35
$125,000	$31,250	$41,667	$52,083	$62,500	$62,500
150,000	37,500	50,000	62,500	75,000	75,000
175,000	43,750	58,333	72,917	87,500	87,500
200,000	50,000	66,667	83,333	100,000	100,000
225,000	56,250	75,000	93,750	112,500	112,500
250,000	62,500	83,333	104,167	125,000	125,000
300,000	75,000	100,000	125,000	150,000	150,000
350,000	87,500	116,667	145,833	175,000	175,000
400,000	100,000	133,333	166,667	200,000	200,000
450,000	112,500	150,000	187,500	225,000	225,000

    The table above sets forth the estimated annual straight life annuity benefits payable upon an executive's retirement at age 65 under both the Company's Pension Plan and its Supplemental Executive Retirement Plan, for various compensation and years of service categories, without any reduction for Social Security benefits. These plans take into account the average annual salary and bonus shown in the Summary Compensation Table, paid during the five consecutive calendar years in which such amounts were highest (within the past 10 years). The number of years of service credited for Messrs. Fink, Moberly, Wright and Wood as of June 30, 2001 were 36 years, 27 years, 2 year and 5 years, respectively.

Employment Agreements

    Effective January 1, 2001, the Company entered into an Executive Employment Agreement for an indefinite term with each of Messrs. Fink, Moberly, Wood and Wright (each such agreement is hereinafter referred to as an "Agreement"). Each Agreement will terminate upon the death, disability or retirement of the executive who is a party to the Agreement and provides that employment may be terminated at any time by the Company or by the executive upon 30 days notice. If the Company terminates the Agreement without "Cause", and the terminated executive executes a written release form, the executive is then entitled to receive the salary and benefits provided under the Agreement for a period of twelve months following his termination. Each Agreement also provides that if within one year of any "Change in Control" of the Company (as defined in the Agreements), either (1) the Company terminates the executive for any reason other than for Cause, or (2) the executive terminates his employment for "Good Reason", then the executive is then entitled to:

  (1)
  continuation of salary and benefits for twelve months as described above; and

  (2)
  reimbursement of all reasonable outplacement expenses up to $12,000.

    The Agreement defines "Cause" as, among other things: (1) the failure or refusal to perform duties, (2) indictment or conviction of a felony, (3) drunkenness or abuse of drugs, (4) material dishonesty, or (5) gross negligence. The Agreement defines "Good Reason" as, among others: (1) an adverse involuntary change in the executive's status or position, (2) a reduction, by the Company, in the executive's base salary, (3) the Company requiring the executive to be based anywhere other than where the executive's office is located as of the day before a Change in Control, or (4) any purported termination by the Company of this Agreement or the employment of the executive at any time after a Change in Control.

    Messrs. Fink, Moberly, Wood and Wright each covenants and agrees that for a period of eighteen (18) months following the termination of his employment with the Company, he will not (i) compete against the Company, (ii) obtain any ownership interest in any competitor or become employed by any competitor, (iii) encourage any employees of the Company to violate the terms of their employment contracts with the Company or (iv) attempt to take away any customers of the Company. Each of Messrs. Fink, Moberly, Wood and Wright also agrees not to disclose any confidential Company information at any time before or after termination of his employment with the Company.

Change In Control Agreements

    The Company has entered into change of control agreements with each of Messrs. Fink, Moberly, Wright and Wood. Each agreement provides that upon a Change in Control, as defined in 1989 Stock Option and Compensation Plan and/or the 1998 Stock Option and Compensation Plan (together the "Plans"), (i) the restrictions on all shares of restricted stock awards shall lapse immediately; (ii) all outstanding options and stock appreciation rights shall become immediately exerciseable; and (iii) all performance share objectives shall be deemed to have been met and payment thereon shall be made immediately.

Director Compensation

    The Company pays each director who is not otherwise employed by the Company an annual fee of $14,000 and $2,000 for each meeting of the Board of Directors and $500 for each committee meeting of the Board of Directors attended.

    In addition, directors who are not otherwise employed by the Company also participate in the 1996 Director Stock Option Plan (the "1996 Plan") which provides for an annual grant to non-employee directors of options to purchase 1,000 shares at an option exercise price equal to the average of the closing prices of the Company's Common Stock during the ten business days preceding the Company's Annual Meeting for a given year. Each such option has a ten-year term and generally becomes exercisable on the first anniversary of the grant date. In connection with the original adoption of the 1996 Plan, each of Messrs. Baszucki, Fortun, Goldfus, and Sweet received a one-time grant of options to purchase 3,000 shares of Common Stock. Mr. Verdoorn also received a one-time grant of options to purchase 3,000 shares of Common Stock on October 26, 2000, the date of Mr. Verdoorn's initial election to the Board of Directors. Each of the 3,000 share options has ten-year term and vests in three equal installments on each of the first, second and third anniversaries of the grant date.

Stock Performance Graph

    The following graph summarizes the cumulative five-year return on $100 invested in the Company's common stock, the Standard and Poor's ("S&P") 500 Stock Index and a nationally recognized group of companies in the uniform services industry (the "Peer Index"). The companies included in the Peer Index are Angelica Corporation, Cintas Corporation, G&K Services, Inc. and Unifirst Corporation.

    The graph illustrates the cumulative values at the end of each succeeding year resulting from the change in the stock price, assuming dividend reinvestment.

PROPOSAL NUMBER 4:

TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1996 DIRECTOR STOCK OPTION PLAN

    On October 31, 1996, the shareholders of the Company approved the G&K Services, Inc. 1996 Director Stock Option Plan (the "1996 Plan"), covering 50,000 shares of Common Stock, as adjusted for stock splits. The Board of Directors believes that the grant of stock options is a desirable and useful means to strengthen further the non-employee directors' linkage with stockholder interests. Subject to the approval of the shareholders, on August 30, 2001, the Board of Directors further amended the Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 50,000 to 100,000 shares. The brief summary of the Plan which follows is qualified in its entirety by reference to the complete text, a copy of which is attached to this Proxy Statement as Appendix C.

    The 1996 Plan provides that each director who is not an employee of the Company or one or its subsidiaries (a "Non-Employee Director") shall automatically receive, as of the date of each annual meeting of shareholders, a non-qualified option to purchase 1,000 shares of the Company's Common Stock. Each such option will have a ten-year term and will generally become exercisable on the first anniversary of the grant date at an option exercise price equal to the "Average Market Value" of the Common Stock on the date the Option is granted. Average Market Value under the 1996 Plan is defined as the average of the closing prices of the Company's Common Stock during the ten business days preceding the Company's Annual Meeting for a given year, as reported on the Nasdaq National Market. In addition to an annual 1,000 stock option grant, each Non-Employee Director was granted a one-time non-qualified stock option to purchase 3,000 shares of the Company's Common Stock upon the initial adoption of the 1996 Plan or will receive a one-time non-qualified stock option to purchase 3,000 shares of the Company's Common Stock upon his or her initial election or appointment to the Board. The 3,000 share stock options have ten-year terms and are generally exercisable in three equal annual installments at an option exercise price equal to the Average Market Value. The options are not transferable except by will or the laws of descent and distribution and may be exercised during the option holder's lifetime only by him or her.

    The number of shares of Common Stock which may be issued under the 1996 Plan if this amendment is approved may not exceed 100,000 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. This represents approximately 0.5% of the outstanding shares of the Company's Common Stock on the Record Date. As of the Record Date, there were outstanding options for 39,000 shares under the 1996 Plan. Accordingly, as of the Record Date, the remaining number of shares which may be issued under the Plan if this amendment is approved is approximately 0.3% of the outstanding Common Stock.

    The Company receives no consideration upon the grant of options under the 1996 Plan. The exercise price of an option must be paid in full upon exercise. Payment may be made in cash, check or, in whole or in part, in Common Stock of the Company already owned by the person exercising the option, valued at fair market value.

    Additionally, unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below), all outstanding options under the 1996 Plan will become exercisable immediately in the event: (i) any person or group of persons becomes the beneficial owner of 30% or more of any equity security of the Company entitled to vote for the election of directors; (ii) a majority of the members of the Board of Directors is replaced within a period of less than two years by directors not nominated and approved by the Board of Directors; or (iii) the stockholders of the Company approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation). For purposes of the 1996 Plan, beneficial ownership by a person or group of persons will be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. As used in the 1996 Plan, the term "Continuing Directors" means directors (i) who were in office prior to the time any of provisions (i), (ii) or (iii) occurred or any person publicly announced an intention to acquire 20% or more of any equity security of the Company, (ii) directors in office for a period of more than two years, and (iii) directors nominated and approved by the Continuing Directors.

    Under current law, the federal income tax consequences to Non-Employee Directors and the Company under the 1996 Plan should generally be as follows: A director to whom a non-qualified stock option is granted will recognize ordinary compensation income equal to the difference, if any, between the exercise price paid and the fair market value of the Common Stock, as of the date of option exercise, of the shares the director receives. The tax basis of such shares to the director will equal the exercise price paid plus the amount includable in the director's gross income as compensation, and the director's holding period for such shares will commence on the day on which the director recognizes taxable income in respect of such shares. Subject to applicable provisions of the Internal Revenue Code of 1986, as amended, and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of non-qualified stock options in an amount equal to the ordinary compensation income recognized by the director as described above.

    The discussion set forth above does not purport to be complete analysis of the potential tax consequences relevant to recipients of options or to the Company or to describe tax consequences based on particular circumstances. It is based on federal income tax and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

    The total number of shares of Common Stock that are subject to options issued pursuant to the 1996 Plan is 39,000. The number and the terms of outstanding options are subject to automatic adjustment in the event of reorganization, merger, consolidation, recapitalization, stock splits, combination or exchange of shares, stock dividends or other similar events. The 1996 Plan has a ten-year term and is administered by the Board of Directors.

    The adoption of the amendment to the 1996 Plan requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A and Class B Common Stock present and entitled to vote at the Meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE AMENDMENT.

PROPOSAL NUMBER 5:

TO RATIFY THE APPOINTMENT OF
INDEPENDENT AUDITORS

    Subject to ratification by the stockholders, the Board of directors has appointed Arthur Andersen LLP as independent auditors of the Company for the fiscal year 2002. Arthur Andersen has performed this function for the Company commencing with the fiscal year 1976. Members of Arthur Andersen will be available at the Meeting to answer questions and to make a statement if they desire to do so.

    Ratification of Arthur Andersen's appointment as independent auditors of the Company for the fiscal year 2002 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A and Class B Common Stock present and entitled to vote at the Meeting.

    Fees billed to Company by Arthur Andersen during Fiscal 2001

    Audit Fees:

    Audit fees billed to the Company by Arthur Andersen during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $166,000.

    Financial Information Systems Design and Implementation Fees:

    The Company did not engage Arthur Andersen to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended June 30, 2001.

    All Other Fees:

    Fees billed to the Company by Arthur Andersen during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $1,830,000.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF AUDITORS.

OTHER MATTERS

Board of Directors and Committees

    The Board of Directors held six meetings during fiscal 2001. The Company has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee of the Board of Directors. The only director who attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the Board on which he served during the 2001 fiscal year (or portion thereof) was D.R. Verdoorn, who attended 57% of such meetings.

    The Company's Audit Committee, which presently consists of Chairman Paul Baszucki and Messrs. Bernard Sweet and D. R. Verdoorn, held three meetings during fiscal 2001. The Audit Committee recommends to the full Board the engagement of the independent accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors, reviews the internal audit plan and results of their audit and reviews the adequacy of the Company's system of internal accounting controls. The report of the Audit Committee is set forth below.

    The Company's Compensation Committee, which consists of Chairman Wayne M. Fortun and Messrs. Donald W. Goldfus and William Hope, held four meetings during fiscal 2001. The Compensation Committee reviews the Company's remuneration policies and practices and makes recommendations to the Board in connection with all compensation matters affecting the Company.

Compensation Committee Interlocks and Insider Participation.

    The Company's Compensation Committee is comprised of Wayne M. Fortun, Chairman Donald W. Goldfus and William Hope. Mr. Hope served as the Chief Executive Officer of the Company from January 1997 until January 1999, and served as the Company's Chief Operating Officer from 1993 to 1997.

Report of the Audit Committee

    The Company has established a three-member audit committee within the Board of Directors which presently consists of Chairman Paul Baszucki and Messrs. Bernard Sweet and D.R. Verdoorn. The primary functions of the Audit Committee are (i) to serve an as independent and objective party to monitor the Company's financial reporting process and internal control system, (ii) to review and appraise the audit efforts of the Company's independent accountants and internal audit department, and (iii) to provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the Board of Directors.

    The Board of Directors has determined that each of the three audit committee members is an "independent director", as such term is defined by Section 4200(a)(13) of the National Association of Securities Dealers' listing standards. The Board of Directors has also determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting. The Board of Directors has reviewed, assessed the adequacy of, and approved a written audit committee charter.

    The Audit Committee has reviewed the Company's audited financial statements for the last fiscal year and discussed them with management.

    The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    We have received and reviewed the written disclosures and the letter from the independent auditors required by independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

    The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year.

PAUL BASZUCKI BERNARD SWEET D.R. VERDOORN

Board Compensation Committee Report on Executive Compensation.

    Decisions on compensation of the Company's executive officers generally have been made by the Compensation Committee (the "Compensation Committee") of the Board. Each member of the Compensation Committee is a non-employee director. The members of the Compensation Committee are Chairman Wayne M. Fortun and Messrs. Donald W. Goldfus and William M. Hope.

    All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Board of Directors addressing the Company's compensation policies for the fiscal year ended June 30, 2001 as they affected the Company's executive officers.

    The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals,

reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

    There are three elements in the Company's executive compensation program, each of which is determined by individual and corporate performance: base salary compensation, annual incentive compensation and long-term incentive compensation.

    Base salary compensation is determined by the potential impact the individual may have on the Company, the skills and experience required by the job, comparisons with comparable companies and the performance and potential of the incumbent in the job.

    For fiscal 2001, the Named Executive Officers of the Company, together with certain other vice presidents and regional vice presidents, were eligible to receive an annual incentive bonus. The Compensation Committee established a target bonus for each executive officer expressed as a percentage of base salary. The percentage established for each executive officer was 40%. Under certain circumstances, which included attaining certain financial thresholds predetermined by the Compensation Committee, the executive officers were entitled to receive up to 150% of such target bonus percentage. The bonus program identified four key performance measures, although the Compensation Committee retained discretion in considering additional factors in awarding bonuses. The four key performance measures included operating income gain, weekly rental revenue gain, customer satisfaction and employee satisfaction. Each element of the incentive compensation program is weighted equally. In the case of operating income and weekly revenue gain, bonus credit is based on meeting operating forecasts approved by the Board of Directors of the Company. In the case of customer and employee satisfaction, bonus credit is based on independent customer surveys and Company-wide employee sensing ratings, including surveys, exit interviews and employee turnover rates. The Compensation Committee did not award any annual incentive bonuses to the Named Executive Officers for fiscal 2001.

    Long-term incentive compensation, pursuant to the Company's 1998 Stock Option and Compensation Plan, to the Chief Executive Officer, as well as other executive officers of the Company, is designed to integrate compensation with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, assist in the retention of executives and align the long-term interests of management with those of the Company's shareholders. The Compensation Committee makes recommendations to the Board regarding the granting of restricted stock awards and stock option grants to executives and key personnel. Awards vest and options become exercisable based upon criteria established by the Company.

    On September 1, 2000, the Compensation Committee made awards of non-qualified stock options to certain of the Company's executive officers as follows: Mr. Richard Fink, Chairman of the Board—6,456 shares; Mr. Thomas Moberly, President and Chief Executive Officer—7,242 shares; Mr. Robert Wood—4,211 shares; and Mr. Jeffrey L. Wright—2,639 shares. All options granted on September 1, 2000 have an exercise price equal to $28.50 per share, the fair market value of the Common Stock on the grant date, and vest on September 1, 2003. On January 2, 2001, the Compensation Committee made awards of restricted stock to each of Mr. Jeffrey L. Wright, Chief Financial Officer, Treasurer and Secretary, and Mr. Robert Wood, Executive Vice President, in the amount of 7,947 shares. Each grants of restricted stock vests in seven equal annual installments beginning on the one-year anniversary of such grant. The Compensation

Committee also recommended that stock options be granted to certain other non-executive officers of the Company.

    The compensation of Mr. Moberly, who served as the Company's President and Chief Executive Officer in fiscal 2001, was determined by applying a process and philosophy similar to that of other executive officers. In fiscal 2001, Mr. Moberly received a base salary of $430,685. Although Mr. Moberly was eligible for an annual incentive bonus of approximately forty percent (40%) of his base salary, he did not receive any incentive bonus for fiscal 2001 due in large part on the Company's performance during fiscal 2001. In 1997, Mr. Moberly received a restricted stock award of 4,732 shares. The award vests in seven equal annual installments, and 676 shares vested in 2001. Mr. Moberly received a bonus in 2001 in the amount of approximately $7,343 to cover taxes due on the value of the restricted shares that vested in 2001. As noted above, Mr. Moberly was also granted an option to acquire 7,242 shares of the Company's common stock at an exercise price of $28.50, which vests on September 1, 2003.

    The Compensation Committee does not anticipate that any of the compensation payable to executive officers of the Company in the coming year will exceed the limits and deductibilities set forth in section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

WAYNE M. FORTUN DONALD GOLDFUS WILLIAM M. HOPE

Certain Transactions

    In exchange for technology-related consulting and other professional services, the Company paid an aggregate of $166,215.84 in fiscal 2001 to Norstan, Inc., a Minnesota corporation of which Mr. Paul Baszucki serves as Chief Executive Officer and Chairman of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    In December 2000, Mr. Richard Fink filed a Form 5 which was due in August 2000; in April 2001, Mr. D. R. Verdoorn filed a Form 4 which was due on December 10, 2000; and on October 11, 2000, Mr. Bruce Allbright filed a Form 4 which was due on October 10, 2000. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 2001, its officers, directors and greater-than-ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except as stated above.

Proposals of Stockholders

    All proposals of stockholders intended to be included in the 2002 Proxy Statement of the Company and presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company at its executive offices on or before June 6, 2002.

Discretionary Proxy Voting Authority / Untimely Stockholder Proposals

    Rule 14a-4 promulgated under the Securities and Exchange Act of 1934 governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the Company's proxy statement. The Rule provides that if a proponent of a proposal fails to notify the company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.

    With respect to the Company's 2002 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by August 20, 2002, the management proxies will be allowed to use their discretionary authority as outlined above.

Solicitation

    The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

    The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors
G&K SERVICES, INC.

Jeffrey L. Wright, Secretary

APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
G&K SERVICES, INC.

ARTICLE I.

    The name of the Corporation shall be G&K SERVICES, INC.

ARTICLE II.

    The purpose of this corporation shall be general business purposes, including specifically but without limiting the generality of the foregoing, the purpose of carrying on and conducting a steam, general laundry, cleaning and dyeing, and linen supply business; to purchase or otherwise acquire the whole or any part of the property, business, goodwill, and to undertake or assume the whole or any part of the bonds, mortgages, leases, contracts, liabilities and obligations of any person, firm, corporation or organization, and pay for the same or any part thereof in cash, shares of capital stock, bonds, debentures, or obligations of this corporation, or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor; to hold or in any manner dispose of the whole or any part of the property and assets so acquired or purchased, and to conduct in any lawful manner the whole or any part of the business so acquired; to acquire by purchase subscription or otherwise, and to hold as investment any bonds or other securities or evidence of indebtedness, or any shares of capital stock created or issued by any other corporation, to sell, pledge and deal in the same; to buy, sell, lease, improve and deal in real estate and personal property; and in general to transact such other things as may be incidental to or connected with any of the foregoing.

ARTICLE III.

    The period of duration of this corporation shall be perpetual.

ARTICLE IV.

    The location of the post office address of the registered office of this corporation in Minnesota shall be 5995 Opus Parkway, Suite 500, Minneapolis, Minnesota 55343.

ARTICLE V.

    (a) The total number of shares of stock which the corporation shall have the authority to issue is Four Hundred Thirty Million (430,000,000) shares, which shall be classified as follows:

      (1) Four Hundred Million (400,000,000) shares of Class A Common Stock, $.50 par value per share; and

      (2) Thirty Million (30,000,000) shares of Class B Common Stock, $.50 par value per share.

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    (b) The relative rights, powers, preferences, restrictions and other matters relating to the Class A Common Stock and the Class B Common Stock are hereby affixed as follows:

    (1)  Voting Rights and Powers.  With respect to all matters upon which stockholders are entitled to vote and to which stockholders are entitled to give consent, except as otherwise required by law, the holders of outstanding shares of Class A Common Stock and the holders of outstanding shares of Class B Common Stock shall vote together without regard to class, and every holder of outstanding shares of Class A Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Class A Common Stock standing in his name and every holder of outstanding shares of Class B Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his name.

    (2)  Dividends and Distributions.

         (i) At any time shares of the Class B Common Stock are outstanding, as and when cash dividends may be declared by the Board of Directors, the cash dividend payable on shares of the Class A Common Stock shall in all cases be at least equal on a per share basis to the cash dividend payable on shares of the Class B Common Stock.

        (ii) Each share of the Class A Common Stock and each share of the Class B Common Stock shall be equal in respect of rights to dividends (except as set forth above) and distributions, when and as declared, in the form of stock or other property of the corporation, except that in the case of dividends or other distributions payable in stock of the corporation, including distributions pursuant to stock split-ups or divisions which occur after the initial issuance of shares of the Class B Common Stock by the corporation pursuant to the exchange offer, only shares of the Class A Common Stock shall be distributed with respect to the Class A Common Stock and only shares of the Class B Common Stock shall be distributed with respect to the Class B Common Stock.

        After the initial issuance of shares of Class B Common Stock by the corporation pursuant to the exchange offer, shares of the Class B Common Stock in the form of a distribution pursuant to a stock dividend, split-up or division of the shares of the Class B Common Stock to the then holders of the outstanding shares of the Class B Common Stock shall only be issued in conjunction with and in the same ratio as a stock dividend, split-up or division of the shares of the Class A Common Stock.

        In the case of any combination or reclassification of the Class A Common Stock, the shares of Class B Common Stock shall also be combined or reclassified so that the number of shares of Class B Common Stock outstanding immediately following such combination or reclassification shall bear the same relationship to the number of shares of Class B Common Stock outstanding immediately prior to such combination or reclassification as the number of shares of Class A Common Stock outstanding immediately following such combination or reclassification bears to the number of shares of Class A Common Stock outstanding immediately prior to such combination or reclassification.

        (iii) After the initial issuance of shares of Class B Common Stock by the corporation pursuant to the exchange offer and the 10% stock dividend of Class A Common Stock as contemplated to be distributed following the exchange offer, the dividend and other distribution rights of Class A and Class B Common Stock and conversion rights of Class B Common Stock

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    shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock and/or Class B Common Stock resulting from a stock split, stock dividend or other division, or reclassification, reorganization, reverse stock split or other combination.

    (3)  Other Rights.  Except as otherwise required by law or as otherwise provided in the Articles of Incorporation, each share of the Class A Common Stock and each share of the Class B Common Stock shall have identical powers, preferences, restrictions and rights, including rights in liquidation.

    (4)  Conversion.  Outstanding shares of Class B Common Stock shall be convertible into shares of Class A Common Stock, on a share-for-share basis, at the option of the holder thereof, on and subject to the following terms and conditions:

         (i) The corporation shall effect any such conversion as soon as practical after receipt from any such holder of shares of Class B Common Stock of: (aa) written notice to the corporation of the request for conversion of shares of Class B Common Stock into shares of Class A Common Stock, which notice shall be addressed to the principal office of the corporation or to the corporation's designated transfer agent, shall state the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock, the numbers of the certificate or certificates representing the shares of Class B Common Stock to be so converted and the name or names in which such holder desires the certificate or certificates for such Class A Common Stock to be issued; and (bb) a certificate or certificates representing the number of shares of fully-paid and nonassessable Class B Common Stock to be converted into shares of Class A Common Stock duly endorsed for transfer with signature(s) guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an officer or correspondent in the United States.

        (ii) In the event the certificate or certificates for shares of Class B Common Stock delivered to the corporation for conversion into shares of Class A Common Stock represent a number of shares greater than the number of shares of Class B Common Stock to be converted, the corporation at the time of issuance of the certificate or certificates for shares of Class A Common Stock pursuant to the conversion request, shall issue and deliver to the holder requesting conversion, or to such Permitted Transferee (as hereinafter defined) as such holder may designate a certificate for shares of Class B Common Stock not being converted into shares of Class A Common Stock issued in the name of such holder, or such Permitted Transferee if so requested by such holder.

        (iii) The issuance of a certificate or certificates for shares of the Class A Common Stock upon conversion of shares of the Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of the Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the transfer agent or to the corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or the corporation that such tax has been paid.

        (iv) Any such conversion shall be deemed to have been made at the close of business on the date of receipt by the corporation or its transfer agent of the documents required by

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    Section 4(i) above, and all rights of such holder shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of the Class A Common Stock are to be issued shall be treated for all purposes as having been the record holder or holders of such shares of Class A Common Stock at such time and shall have and may exercise all rights and powers pertaining thereto. No adjustment in respect of past cash dividends shall be made upon conversion of any share of the Class B Common Stock; provided, however, that if any shares of Class B Common Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution in shares of Class B Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or other distribution payable to holders of Class A Common Stock.

        (v) The corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as may be issuable upon conversion of all such outstanding shares of Class B Common Stock, provided the corporation may deliver shares of Class A Common Stock which have previously been exchanged for shares of Class B Common Stock or which are held in the treasury of the corporation, for shares of Class B Common Stock to be converted.

        (vi) If any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

       (vii) All shares of Class A Common Stock which may be issued upon conversion of shares of Class B Common Stock will, upon issuance, be fully-paid and nonassessable.

    (5)  Transfer.  No person holding shares of Class B Common Stock (hereinafter called a "Class B Holder") may transfer, and the corporation shall not register the transfer of such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee of such Class B Holder, which term shall have the following meaning:

         (i) In the case of the Class B Holder who is a natural person holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means: (aa) the spouse of such Class B Holder; (bb) a lineal descendant of such Class B Holder, including adopted children of such Class B Holder (said lineal descendants, together with the Class B Holder and his or her spouse, are hereinafter referred to as such Class B Holder's "family members"); (cc) the trustee of a trust for the benefit of one or more of such Class B Holder's family members; (dd) a corporation the outstanding capital stock of which is owned by, or a partnership, all of the partners of which are, one or more of such Class B Holder's family members, provided that if any share of capital stock of such corporation (or any survivor of a merger or consolidation of such a corporation), or any partnership interest in such a partnership, is acquired by any person who is not such Class B Holder's family member, all shares of Class B Common Stock then held by such corporation or partnership, as the case may be, shall be deemed without further act on anyone's part to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.

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        (ii) In the case of a Class B Holder holding the shares of Class B Common Stock as trustee pursuant to a trust other than a trust described in Section 5(iii) below, "Permitted Transferee" means: (aa) the person who established such trust; and (bb) a Permitted Transferee of such trust determined pursuant to Section 5(i) above.

        (iii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust which was irrevocable on the record date for determining the persons to whom Class B Common Stock is first distributed by the corporation, "Permitted Transferee" means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise.

        (iv) In the case of a Class B Holder holding record (but not beneficial) ownership of the shares of Class B Common Stock in question as nominee for the person who was the beneficial owner thereof on the record date (as defined in Section 5(iii) above), "Permitted Transferee" means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to Section 5(i), 5(ii), or 5(iii) hereof, as the case may be.

        (v) In the case of a Class B Holder which is a partnership holding record and beneficial ownership of shares of Class B Common Stock in question, "Permitted Transferee" means any partner of such partnership.

        (vi) In the case of a Class B Holder which is a corporation holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means any stockholder of such corporation receiving shares of Class B Common Stock through a dividend or through a distribution made upon liquidation of such corporation and a survivor of a merger or consolidation of such corporation.

       (vii) In the case of a Class B Holder which is the estate of a deceased Class B Holder or which is the estate of a bankrupt or insolvent Class B Holder and provided such deceased, bankrupt or insolvent Class B Holder, as the case may be, held record or any beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to Sections 5(i), 5(ii), and 5(iii) above, as the case may be.

       (viii) "Permitted Transferee" includes any employee of the corporation, any employee stock ownership plan of the corporation, or any other plan or trust established by the corporation for the benefit of its employees.

        (ix) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Paragraph (5). In the event of foreclosure or similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.

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        (x) For the purposes of this Paragraph:

          (A) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

          (B) Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

          (C) A minor for whom shares of Class B Common Stock are held pursuant to the Uniform Gifts to Minor's Act or similar law shall be considered a Class B Holder of such shares.

          (D) Unless otherwise specified, the term person means both natural persons and legal entities.

        (xi) Any purported transfer of shares of Class B Common Stock not permitted hereunder shall be void and of no effect and the purported transferee shall have no rights of a stockholder of the corporation and no other rights against or with respect to the corporation. The corporation may, as a condition of transfer or the registration and transfer of such shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. The corporation may note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Paragraph (5).

       (xii) Shares of Class B Common Stock, issued initially pursuant to the exchange offer or at any time thereafter, shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares.

    (6)  Termination of Certain Rights and Limitations.  At any time when there are less than 150,000 shares of Class B Common Stock outstanding, adjusted for stock splits, stock dividends or other divisions, or reclassifications, reorganizations, reverse stock splits or other combinations, and increased by any shares of Class B Common Stock issued after the shares of Class B Common Stock are initially issued to the then holders of Class A Common Stock pursuant to the initial exchange offer; then, in that event, any shares of Class B Common Stock which are then outstanding shall, without any action by the Board of Directors or the holder or holders thereof, automatically convert and become for all purposes shares of Class A Common Stock, and the provisions of these Articles of Incorporation which provide for different voting and dividend rights for the Class A Common Stock and the Class B Common Stock shall not be of any further force or effect. All shares of either or both the Class A Common Stock or the Class B Common Stock which are then outstanding shall have equal and general voting power in the election of directors and in all matters upon which stockholders of the corporation are entitled to vote or give consent, even if at such time there shall have been fixed by the Board of Directors a record date for voting at any meeting of stockholders. If any cash dividends shall have been declared at such time but not paid, holders of the Class B Common Stock shall be entitled to the same cash dividend payable to the holders of the Class A Common Stock, and future cash dividends, as and when declared, shall be payable at the same rate for all shares of the one class of Class A Common Stock then outstanding. The Board of Directors is hereby authorized to take such actions, consistent with law, as it deems appropriate and advisable with respect to the

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replacement of certificates then outstanding evidencing ownership of Class B Common Stock, or otherwise, in order to carry into effect the foregoing provisions.

    (c) No holder of stock of this corporation shall be entitled to any cumulative voting rights.

    (d) The Board of Directors shall have authority to fix the terms, provisions and conditions of and authorize the issuance of (i) rights to convert any securities of this corporation into capital stock including the conversion basis or bases, and (ii) options to purchase or subscribe for shares of its capital stock including the option price or prices at which shares may be purchase or subscribed for.

    (e) The capital stock of this corporation shall be issued in the manner, at such times, in such amounts, and for such consideration, in money or property, or both, as the Board of Directors may, from time to time, determine.

    (f)  No holder of stock of this corporation shall have any preferential, preemptive, or other rights of subscription to any shares of any class of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible to any class of this corporation, nor any right of subscription to any part thereof.

ARTICLE VI.

    (a)  Number of Directors.  The management of the business and the affairs of this corporation shall be vested in a Board of Directors, whose members need not be stockholders. The number of directors shall be no less than three (3) nor more than twelve (12) and shall be established by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by a resolution adopted by the holders of at least eighty percent (80%) of the voting power of this corporation's outstanding capital stock entitled to vote.

    (b)  Classification of Directors.  The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes: Class I, Class II and Class III, which shall be as nearly as equal in number as possible; provided however, that the number of directors in any one class may not exceed the number of directors in any other class by more than one. Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years and each director in Class III shall be elected to an initial term of three (3) years, and, with respect to directors in each class, each director shall be elected and serve until the election and qualification of such director's successor, or until such director's earlier resignation, death, or removal from office. Upon the expiration of the initial terms of office for each class of directors, the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed, and the directors of each class shall be elected for a term of three (3) years to serve until the election and qualification of their successors, or until such directors' earlier resignation, death, or removal from office.

    (c)  Removal of Directors.  The shareholders may remove a director, at any time, with or without cause, but only if such removal is approved by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of capital stock of this corporation entitled to vote on such removal. The Board of Directors of this corporation, by the affirmative vote of a majority of the directors then holding office may remove a director, at any time, pursuant to the terms and provisions of Minnesota Statutes, Section 302A.223, subdivision 2 (or similar provision of future law).

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    (d)  Vacancies.  Newly created directorships resulting from any increase in the number of authorized directors or eliminated directorships resulting from any decrease in the number of authorized directors shall be apportioned by the Board of Directors among the Class I, Class II and Class III directors to keep the number of directors in each such class as nearly equal as reasonably possible; provided, however, that no decrease in the number of authorized directors shall shorten the term or effect the removal of any incumbent director except upon compliance with section (c) of this Article VI. Vacancies on the Board of Directors created by any increase in the number of authorized directors may be filled by the affirmative vote of a majority of the directors then holding office. A director so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class of directors to which such director has been elected expires and until such director's successor shall have been duly elected and qualified. Any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal pursuant to section (c) of this Article VI, or other cause (other than a vacancy due to an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the directors then holding office, though less than a quorum. A director so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of such director's predecessor expires and until such director's successor shall have been duly elected and qualified.

ARTICLE VII

    (a)  Limitation of Liability of Directors.  No director of the corporation shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law for: (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) obligations under Minnesota Statutes Sections 302A.559 or 80A.23; (iv) any transaction from which the director derived an improper personal benefit, or (v) any act or omission occurring prior to the date when this Article VII becomes effective. Neither the amendment nor repeal of this paragraph, nor the adoption of any provision of these Restated Articles of Incorporation inconsistent with this paragraph, shall apply to or have any effect upon the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of any inconsistent provision.

    (b)  Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, penalties, or excise taxes imposed with respect to an employee benefit plan, and amounts paid or to be paid

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in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, personal representatives and administrators. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

ARTICLE VIII.

    (a) Except as set forth in paragraph (b) of this Article, the affirmative vote or consent of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of this corporation entitled to vote shall be required:

       (i) to adopt any agreement for, or to approve, the merger or consolidation of the corporation or any subsidiary (as hereinafter defined) with or into any Related Person (as hereinafter defined); or

      (ii) to authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any Related Person of all or substantially all of the assets of the corporation or any subsidiary; or

      (iii) to authorize the issuance or transfer by the corporation or any subsidiary of any voting securities of the corporation or any subsidiary in exchange or payment for the securities or assets of any Related Person, if such authorization is otherwise required by law or by any agreement between the corporation and any national securities exchange or by any other agreement to which the corporation or any subsidiary is a party; or

      (iv) to adopt any plan for the dissolution of the corporation; or

      (v) to adopt any amendment, change or repeal of any of the provisions of this Article VIII.

    (b) The provisions of paragraph (a) of this Article shall not apply, and the provisions of the laws of the State of Minnesota shall apply to any transaction described therein if the Board of Directors by resolution shall have approved a memorandum of understanding with such Related Person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that the resolution approving such memorandum of understanding is adopted by seventy percent (70%) of those members of the Board of Directors who were duly elected and acting members of the Board of Directors prior to the time such Related Person became the beneficial owner of five percent (5%) or more of the outstanding shares of stock of the corporation entitled to vote in elections of directors.

    (c) For purposes of this Article:

       (i) a "subsidiary" is any corporation more than forty-nine percent (49%) of the voting securities of which are owned, directly or indirectly, by the corporation;

      (ii) a "person" is any individual, corporation, partnership or other entity;

      (iii) an "affiliate" of a specific person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the specified person; and

      (iv) a person is a "Related Person" if, as of the record date for the determination of stockholders entitled to notice thereof and to vote or consent to proposed action, such person is, or at any time within the preceding twelve months has been, directly or indirectly through any affiliate, the beneficial

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  owner of five percent (5%) or more of the outstanding shares of stock of the corporation entitled to vote in elections of directors.

    (d) The Board of Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to such Board,

       (i) whether any person is a Related Person; and

      (ii) whether a proposed transaction is substantially consistent with any memorandum of understanding of the character referred to in paragraph (b) of this Article.

    Any such determination shall be conclusive and binding for all purposes of this Article.

    (e) Notwithstanding any other provision of these Restated Articles of Incorporation or the Bylaws of this corporation or the fact that a lesser percentage made be specified by law, these Restated Articles of Incorporation or the Bylaws, the affirmative vote of at least 80% of the voting power of all of the outstanding shares of capital stock of this corporation entitled to vote shall be required to amend, alter, change or repeal all or any portion of Article VI or this paragraph (e) of Article VIII.

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Appendix B

Amended and Restated Bylaws
of
G&K Services, Inc.

OFFICES

     1. The principal office of the corporation shall be in the City of Minneapolis, County of Hennepin, State of Minnesota. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

STOCKHOLDERS' MEETINGS

     2. All meetings of the stockholders shall be held at the office of the corporation in the City of Minneapolis, or at such other place as the Board of Directors may designate.

     3. Annual meetings of the stockholders shall be held at such time and place as may be specified by the Board of Directors, at which they shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting.

     4. The holders of one-third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum, and the presence of such stockholders shall be requisite at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such number shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     5. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period.

     6. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat, at such address as appears on the stock book of the corporation, at least ten (10) days prior to the meeting.

     7. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the Secretary and shall, during the whole time of said election, be open to the examination of any stockholder.

     8. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the directors, or at the request of in writing of stockholders owning ten percent (10%) or more of voting power of all issued and outstanding voting shares of the corporation by delivering to the President or Secretary a written demand for a special meeting, which demand shall state the purposes of such meeting; provided, however, that a special meeting for the purpose of considering any

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action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent (25%) or more of the voting power of all shares entitled to vote.

     9. Business transacted at all special meetings shall be confined to the objects stated in the call.

    10. Written notice of a special meeting of the stockholders, stating the time, place and object thereof, shall be mailed, with postage prepaid, at least five (5) days before such meeting to each stockholder entitled to vote thereat, at such address as appears on the books of the corporation.

DIRECTORS

    11. The management of the business and the affairs of the corporation shall be vested in a Board of Directors, whose members need not be stockholders. The number of directors shall be no less than three (3) nor more than twelve (12) and shall be established by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by a resolution adopted by the holders of at least eighty percent (80%) of the voting power of the corporation's outstanding capital stock entitled to vote.

    12. The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes: Class I, Class II and Class III, which shall be as nearly as equal in number as possible; provided however, that the number of directors in any one class may not exceed the number of directors in any other class by more than one. Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years and each director in Class III shall be elected to an initial term of three (3) years, and, with respect to directors in each class, each director shall be elected and serve until the election and qualification of such director's successor, or until such director's earlier resignation, death, or removal from office. Upon the expiration of the initial terms of office for each class of directors, the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed, and the directors of each class shall be elected for a term of three (3) years to serve until the election and qualification of their successors, or until such directors' earlier resignation, death, or removal from office.

    13. The stockholders may remove a director, at any time, with or without cause, but only if such removal is approved by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote on such removal. The Board of Directors of the corporation, by the affirmative vote of a majority of the directors then holding office may remove a director, at any time, pursuant to the terms and provisions of Minnesota Statutes, Section 302A.223, subdivision 2 (or similar provision of future law).

    14. Newly created directorships resulting from any increase in the number of authorized directors or eliminated directorships resulting from any decrease in the number of authorized directors shall be apportioned by the Board of Directors among the Class I, Class II and Class III directors to keep the number of directors in each such class as nearly equal as reasonably possible; provided, however, that no decrease in the number of authorized directors shall shorten the term or effect the removal of any incumbent director except in compliance with the Articles of Incorporation. Vacancies on the Board of Directors created by any increase in the number of authorized directors may be filled by the affirmative vote of a majority of the directors then holding office. A director so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class of directors to which such director has been elected expires and until such director's successor shall have been duly

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elected and qualified. Any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal in compliance with the Articles of Incorporation, or other cause (other than a vacancy due to an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the directors then holding office, though less than a quorum. A director so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of such director's predecessor expires and until such director's successor shall have been duly elected and qualified.

    15. The directors may hold their meetings and have one or more offices and keep the books of the corporation at the office of the corporation or at such other places as they may from time to time determine.

    16. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or these By-Laws directly required to be exercised or done by the stockholders.

COMMITTEES

    17. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which to the extent provided in said resolution or resolutions or in these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in these By-Laws or as may be determined from time to time by resolution adopted by the Board of Directors.

    18. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

COMPENSATION OF DIRECTORS

    19. Directors and members of a special or standing committee of the Board of Directors may receive such compensation as may be determined from time to time by resolution of the Board of Directors.

MEETINGS OF THE BOARD

    20. The newly elected Board may meet at such place and time as shall be fixed by the vote of the stockholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, however, that a majority of the whole Board shall be present; or it may be at such place and time as shall be fixed by the consent in writing of all the directors.

    21. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

    22. Special meetings of the Board may be called by the President on three (3) days' notice to each director, either personally or by mail, telegram or facsimile; special meetings shall be called by the President or Secretary in like manner and on like notice, on the written request of two (2) or more directors.

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    23. At all meetings of the Board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be specifically provided by statute, or by the Articles of Incorporation, or these By-Laws.

OFFICERS

    24. The Board of Directors shall from time to time, elect a Chairman of the Board, a President, who may also be designated as Chief Executive Officer, and a Chief Financial Officer, who may also be designated as Treasurer. The Board of Directors may elect, but shall not be required to elect, a Secretary and one or more Vice Presidents. In addition, the Board of Directors may elect such other officers and agents as it may deem necessary. The officers shall exercise such powers and perform such duties as are prescribed by applicable statutes, the Articles of Incorporation, the By-Laws, or as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

    25. The Board of Directors, at its first meeting after each annual meeting of the stockholders, shall choose a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, and such other officers as it may deem necessary or desirable.

    26. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

    27. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

CHAIRMAN OF THE BOARD

    28. The Chairman of the Board of Directors shall be a member of the Board and shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be assigned to him by the Board.

PRESIDENT OR CHIEF EXECUTIVE OFFICER

    29. The President or Chief Executive Officer shall be the chief executive officer of the corporation. He shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board at all meetings of directors; he shall have general and active management of the business of the corporation; and he shall see that all orders and resolutions of the Board are carried into effect. He shall be an ex officio member of all standing committees and shall have general powers and duties of supervision and management usually vested in the office of the President or Chief Executive Officer of a corporation.

VICE PRESIDENTS

    30. The Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President or Chief Executive Officer, perform the duties and exercise the powers of the President or Chief Executive Officer and shall perform such other duties as the Board of Directors shall prescribe.

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SECRETARY AND ASSISTANT SECRETARY

    31. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and minutes of the proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or the President, under whose supervision he shall be. He shall be sworn to the faithful discharge of his duties.

    32. The Assistant Secretaries, in the order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

TREASURER AND ASSISTANT TREASURERS

    33. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

    34. The Assistant Treasurers, in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

DUTIES OF OFFICERS MAY BE DELEGATED

    35. In the case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board concurs therein.

CERTIFICATES OF STOCK

    36. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. Each such certificate shall exhibit the holder's name and number of shares, and shall be signed by the President, Chief Executive Officer or Vice President and the Secretary, Treasurer, Assistant Secretary or Assistant Treasurer.

LOST CERTIFICATE

    37. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of the fact and advertise the same, in such manner as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

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CHECKS

    38. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time determine.

TRANSFER OF STOCK

    39. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS

    40. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

REGISTERED STOCKHOLDERS

    41. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Minnesota.

NOTICES

    42. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer, or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letterbox in a postpaid sealed wrapper addressed to such stockholder, officer, or director at such address as appears on the books of the corporation, or in default of other address, to such officer, director, or stockholders at the General Post Office in Minneapolis, Minnesota, and such notice shall be deemed to be given at the time when the same

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shall be thus mailed. Any stockholder, director or officer may waive any notice required to be given under these By-Laws.

AMENDMENTS

    43. The Board of Directors is expressly authorized to make By-Laws of the corporation and from time to time to adopt, amend or repeal By-Laws so made to the extent and in the manner prescribed in the Minnesota Statutes. The Board of Directors shall not adopt, amend, or repeal a By-Law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a By-Law to increase the number of directors. The authority in the Board of Directors is subject to the power of the voting shareholders to adopt, change or repeal the By-Laws by a vote of shareholders holding a majority of the shares entitled to vote and present or represented at any regular meeting or special meeting called for that purpose; provided, however, that (a) no amendment concerning change of time or place for election of directors shall be adopted within sixty (60) days next before the day on which such election is to be held, and in the case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to the last known post office address at least twenty (20) days before the election is held, and (b) any alteration or amendment either (i) fixing the number of directors or their classifications, qualifications or terms of office, (ii) containing procedures for removing directors or filling vacancies in the Board of Directors, or (iii) amending any provision of this Section 43, shall require the affirmative vote of at least eighty percent (80%) of the voting power of the corporation entitled to vote thereon.

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Appendix C

G&K SERVICES, INC.
1996 DIRECTOR STOCK OPTION PLAN

    1.  Purpose.  The purpose of the G&K Services, Inc. 1996 Director Stock Option Plan (the "Plan") is to advance the interests of G&K Services, Inc. (the "Company") and its shareholders by encouraging increased share ownership by members of the Board of Directors of the Company (the "Board") who are not employees of the Company or any of its subsidiaries, in order to promote long-term shareholder value through continuing ownership of the Company's common stock.

    2.  Administration.  The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan ("Options"). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

    3.  Participation.  Each member of the Board who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible to receive an Option in accordance with Paragraph 5 below.

    4.  Awards under the Plan.

      (a) Awards under the Plan shall include only Options, which are rights to purchase Class A common stock of the Company having a par value of $0.50 per share (the "Common Stock"). Such Options are subject to the terms, conditions and restrictions specified in Paragraph 5 below.

      (b) There may be issued under the Plan pursuant to the exercise of Options an aggregate of not more than 50,000 shares of Common Stock, subject to adjustment as provided in Paragraph 6 below. If any Option is cancelled, terminates or expires unexercised, in whole or in part, any shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance under new Options.

      (c) A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Stock issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 6 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

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    5.  Nonqualified Stock Options.  Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

      (a) The Option exercise price shall be the "Average Market Value" (as herein defined) of the Common Stock subject to such Option on the date the Option is granted. Average Market Value shall be the average of the closing prices of the Company's Common Stock during the ten business days preceding the Company's annual meeting of shareholders for a given year, as reported on the Nasdaq National Market.

      (b) Each Non-Employee Director shall receive, as of the date of initial adoption of the Plan by the shareholders, or upon such Non-Employee Director's initial election or appointment to the Board, a one-time only Option for 3,000 shares of Common Stock (the "One-Time Option"). In addition, for each year beginning in 1996, on the date of the annual meeting of shareholders of the Company, each Non-Employee Director shall automatically receive an Option for 1,000 shares of Common Stock (the "Annual Option"), subject to adjustment as set forth in Section 6 below.

      (c) The Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

      (d) Options shall not be exercisable:

         (i) before the expiration of one year from the date it is granted and after the expiration of ten years from the date it is granted, and (A) the One-Time Option may be exercised during such period as follows: one-third (33 1/3%) of the total number of shares covered by the One-Time Option shall become exercisable each year beginning with the first anniversary of the date it is granted, and (B) the Annual Option shall become exercisable in full upon the first anniversary of the date it is granted; provided that a Non-Employee Director who does not stand for re-election to the Board may exercise any otherwise unexercisable Annual Options beginning on the date such director's successor is elected and qualified, subject to all of the other terms and conditions of such Annual Options. Notwithstanding anything to the contrary herein, an Option shall automatically become immediately exercisable in full upon the death of a Non-Employee Director;

        (ii) unless payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise; such payment shall be made in United States dollars by cash or check, or in lieu thereof, by tendering to the Company Common Stock owned by the person exercising the Option and having a fair market value (as evidenced by the closing sales price of a share of Common Stock on the Nasdaq National Market or, if the Nasdaq National Market is closed on that date, on the last preceding date on which the Nasdaq National Market was open for trading) equal to the cash exercise price applicable to such Option, or by a combination of United States dollars and Common Stock as aforesaid; and

        (iii) unless the person exercising the Option has been at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Non-Employee Director of the Company, except that if such person shall cease to be such a Non-Employee Director for any reason, including death, while holding an Option that has not expired and has not been fully exercised, such person may, at any time within one year of the date he ceased to be a Non-Employee Director (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), exercise the Option with respect to any Common

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    Stock as to which he could have exercised on the date he ceased to be such a Non-Employee Director.

      (e) If, on any date on which Options are automatically granted, the number of shares of Common Stock remaining available under the Plan is insufficient for the grant to each Non-Employee Director of Options to purchase 1,000 shares of Common Stock, then Options to purchase a proportionate amount of such available number of shares of Common Stock (rounded to the nearest whole share) shall be granted to each Non-Employee Director.

    6.  Dilution and Other Adjustments.  In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares that may be issued under the Plan pursuant to subparagraph 4(b) above (specifically including the number of shares thereafter subject to the One-Time and Annual Options), the number or kind of shares subject to, and the Option price per share under, all outstanding Options shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.

    7.  Miscellaneous Provisions.

      (a) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

      (b) A participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

      (c) Common Stock shall not be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

      (d) It shall be a condition to the obligation of the Company to issue Common Stock upon exercise of an Option, that the participant (or any beneficiary or person entitled to act under subparagraph 5(d)(iii)(B) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue such Common Stock.

      (e) The expenses of the Plan shall be borne by the Company.

      (f)  By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

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      (g) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Options hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

    8.  Amendment or Discontinuance.  The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant's written consent.

    9.  Termination.  This Plan shall terminate upon the earlier of the following dates or events to occur:

      (a) upon the adoption of a resolution of the Board terminating the Plan; or

      (b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company.

    No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.

    10.  Immediate Acceleration of Options.  Notwithstanding any provision in this Plan to the contrary, all outstanding options will become exercisable immediately if any of the following events occur unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below):

      (a) any person or group of persons becomes the beneficial owner of 30% or more of any equity security of the Company entitled to vote for the election of directors;

      (b) a majority of the members of the Board of Directors of is replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or

      (c) the stockholders of the Company approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

    For purposes of this Section 10, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Beneficial ownership of more than 30% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership.

    For purposes of this Section 10 "Continuing Directors" are directors (i) who were in office prior to the time any of provisions (a), (b) or (c) occurred or any person publicly announced an intention to acquire 20% or more of any equity security of the Company, (ii) directors in office for a period of more than two years, and (iii) directors nominated and approved by the Continuing Directors.

    11.  Effective Date of Plan.  The Plan will become effective on the date that it is approved by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to notice of and to vote at the Company's 1996 Annual Meeting of Stockholders.

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[ PROXY CARD ]

G&K SERVICES, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
November 8, 2001

   The undersigned, a shareholder of G&K Services, Inc., hereby appoints Richard Fink and Jeffrey L. Wright, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of G&K Services, Inc. to be held at The Hilton Minneapolis & Towers, 1001 Marquette Avenue South, Minneapolis, Minnesota, 55403, at 10:00 a.m. prevailing Minneapolis time, on Thursday, November 8, 2001, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

(1)
Proposal to approve an amendment to the Company's Articles of Incorporation to increase the authorized shares of capital stock of the Company from 60 million to 430 million shares:

                   / / FOR                    / / AGAINST                   / / ABSTAIN

(2)
Proposal to approve amendments to the Company's Articles of Incorporation and Bylaws to classify the Board of Directors of the Company and modify the removal requirements for director:

                   / / FOR                    / / AGAINST                   / / ABSTAIN

(3)
Proposal to elect nine directors for terms of one to three years.

FOR all nominees listed below: (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below:
CLASS I DIRECTORS (One Year Initial Term)	CLASS II DIRECTORS (Two Year Initial Term)	CLASS III DIRECTORS (Three Year Initial Term)
Michael G. Allen	Paul Baszucki	Wayne M. Fortun
Richard Fink	William Hope	Donald W. Goldfus
M. Lenny Pippin	D.R. Verdoorn	Thomas Moberly
INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

(4)
To approve an amendment to the Company's 1996 Director Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 50,000 to 100,000 shares.

                   / / FOR                    / / AGAINST                   / / ABSTAIN

(5)
Proposal to ratify the appointment of Arthur Andersen LLP, Certified Public Accountants, as independent auditors of the Company for fiscal 2002.

                   / / FOR                    / / AGAINST                   / / ABSTAIN

(6)
Upon such other business as may properly come before the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE ABOVE PROPOSALS.

(Continued, and TO BE COMPLETED AND SIGNED, on the reverse side)

  (Continued from other side)

   The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Stockholders.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director and FOR ratification of the appointment of auditors.

Dated , 2001
H
H
(Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)

QuickLinks

PROXIES AND VOTING
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL NUMBER 1: AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF STOCK
PROPOSAL NUMBER 2: AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION AND BYLAWS TO CLASSIFY THE BOARD OF DIRECTORS AND MODIFY THE REMOVAL REQUIREMENTS FOR DIRECTORS
PROPOSAL NUMBER 3: ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR
DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PENSION PLAN TABLE
PROPOSAL NUMBER 4: TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1996 DIRECTOR STOCK OPTION PLAN
PROPOSAL NUMBER 5: TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF G&K SERVICES, INC.
Amended and Restated Bylaws of G&K Services, Inc.
G&K SERVICES, INC. 1996 DIRECTOR STOCK OPTION PLAN